June 27, 1997



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of the Form 8-K of ML Direct Inc. dated June 27, 1997.

Yours truly,



Deloitte & Touche LLP